U.S. Securities and Exchange Commission
                         Washington, D.C. 20549

                               Form 10-SB

      GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS

          Under Section 12(b) or (g) of the Securities Exchange Act of 1934

                         BF Acquisition Group IV, Inc.
                (Name of Small Business Issuer in its charter)

          Florida                                       65-0913586
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

319 Clematis Street, Suite 812,  West Palm Beach, Florida           33401
(Address of principal executive offices)                         (Zip Code)

Issuer's telephone number, (561) 655-0665



Securities to be registered under Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered



Securities to be registered under Section 12(g) of the Act:

                    Common Stock, $0.001 Par Value
                          (Title of class)


                          (Title of class)

                   INFORMATION REQUIRED IN REGISTRATION STATEMENT

DESCRIPTION OF BUSINESS.

GENERAL

     BF Acquisition Group IV, Inc. (the "Company"), was incorporated under the laws of the State of Florida on April 15, 1999 and is in its early developmental and promotional stages. The Company is a "shell" company conducting virtually no business operation, other than its efforts to seek merger partners or acquisition candidates. The Company does not engage in any substantive commercial business or other business operations. The Company has no full time employees and owns no real estate.

     The Company is a corporate vehicle created to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating or development stage business (the "Target Business") which desires to employ the Company to become a reporting corporation under the Securities Exchange Act of 1934 ("Exchange Act"). On April 15, 1999, the Company elected to register the Company's common stock, par value $0.001 (the "Common Stock") pursuant to this Form 10-SB registration statement on a voluntary basis in order to create a reporting "shell" company. The Company has a shareholder base of approximately eight shareholders and 747,500 shares of Common Stock outstanding, all of which are restricted pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). See "Description of Securities". Pursuant to resolution of the Company's board of directors, no Business Combination may occur prior to the Company obtaining the requisite audited financial statements required pursuant to Form 8-K (or its equivalent) promulgated under the Exchange Act.

     Upon the effectiveness of this registration statement, the Company intends to seek potential business opportunities and effectuate a Business Combination with a Target Business with significant growth potential which, in the opinion of management, could provide a profit to the Company and its
shareholders.   The Company intends to seek opportunities demonstrating the potential of long term growth as opposed to short term earnings. The Company's efforts in identifying a prospective Target Business are expected to emphasize businesses primarily located in the United States; however, the Company reserves the right to acquire a Target Business located primarily elsewhere. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, as a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. The Company may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. Present management of the Company may become involved in management of the Target Business and/or may hire qualified but as yet unidentified individuals to manage such Target Business. Presently, the Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the

Company has not identified any specific business or company for investigation and evaluation. The Company's officers and directors have previously been involved in transactions involving mergers between an established company and a shell corporation, and they have numerous contacts within the field of corporate finance (See "Directors, Executive Officers, Promoters and Control Persons - Other Blank Check Activities"). As a result, they have had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition with a shell company. However, none of these preliminary contacts or discussions involved the possibility of a Business Combination with the Company.

     The discussion of the proposed business under this caption and throughout this registration statement is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities.

"SHELL" CORPORATION

 Background.

     Since the Company conducts virtually no business operations, other than its efforts to effectuate a Business Combination, the Company can be characterized as a "shell" corporation. As a shell corporation, the Company faces special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. Further, as a new or "start-up" company, the Company faces all of the unforeseen costs, expenses, problems, and difficulties related to new companies. The Company is dependent upon its officers and directors and their efforts to effectuate a Business Combination. Accordingly, the Company's shareholders will not have an opportunity to evaluate the specific merits or risks of any one or more Business Combinations and will have no control over the decision making relating to such. In the event the Company loses the services of any of these officers or directors, the Company could be adversely affected.

     Due to the limited capital available to the Company, the consummation of a Business Combination will likely involve the acquisition of, or merger or consolidation with, a company that does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it might deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various federal and state securities laws that regulate initial public offerings. A Target Business might desire, among other reasons, to create a public market for their shares in order to enhance liquidity for current shareholders, facilitate raising capital through the public sale of securities of which a prior existence of a public market for its securities exists, and/or acquire additional assets through the issuance of securities rather than for cash.

     No trading market in the Company's securities presently exists. In light of the restrictions concerning shell companies contained in many state blue sky laws and regulations, it is not likely that a trading market will be created in the Company's securities until such time as a Business Combination occurs with a Target Business. No assurances are given that subsequent to such a

Business Combination that a trading market in the Company's securities will develop. Presently, all of the Company's outstanding securities, which includes all shares of its Common Stock, are restricted pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). So long as all of the conditions of Rule 144 are met; in (i) November, 1999, 90,000 shares; (ii) April, 2000, 610,000 shares; (iii) May, 2000, 35,000 shares; and
(iv) June/July, 2000, 12,500 shares of Common Stock will be eligible for sale under Rule 144, as currently in effect. No assurances are made; however, that Rule 144 will be available at any time for any shareholder's shares. See "Description of Securities".

     The Company cannot estimate the time that it will take to effectuate a Business Combination. It could be time consuming; possibly in excess of many months or years. Additionally, no assurance can be made that the Company will be able to effectuate a Business Combination on terms favorable to the Company. The Company might identify and effectuate a Business Combination with a Target Business which proves to be unsuccessful for any number of reasons, many of which are due to the fact that the Target Business is not identified at this time. If this occurs, the Company and its shareholders might not realize any type of profit.

Unspecified Industry and Target Business.

     The Company will seek to acquire a Target Business without limiting itself to a particular industry. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United States. In seeking a Target Business, the Company will consider, without limitation, businesses which (i) offer or provide services or develop, manufacture or distribute goods in the United States or abroad, including, without limitation, in the following areas: health care and health products, educational services, environmental services, consumer-related products and services (including amusement, entertainment and/or recreational services), personal care services, voice and data information processing and transmission and related technology development or (ii) is engaged in wholesale or retail distribution. To date, the Company has not selected any particular industry or any Target Business in which to concentrate its Business Combination efforts. Accordingly, the Company is only able to make general disclosures concerning the risks and hazzards of effectuating a Business Combination with a Target Business since there is presently no current basis for the Company to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. Any Target Business that is selected will be required to have audited financial statements prior to the commencement of a the Business Combination. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with a Target Business in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurances that the Company will properly ascertain or assess all significant risk factors.

Probable Lack of Business Diversification.

     As a result of the limited resources of the Company, the Company, in all likelihood, will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities that have the resources to consummate several Business Combinations or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification could subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which the Company may operate subsequent to consummation of a Business Combination. The prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable.

Limited Ability to Evaluate Target Business' Management.

     While the Company's ability to successfully effect a Business Combination will be dependent upon certain key personnel, the future role of such personnel in the Target Business cannot presently be stated with any certainty. It is unlikely that any of the Company's key personnel will remain associated in any operational capacity with the Company following a Business Combination. Moreover, there can be no assurances that such personnel will have any experience or knowledge relating to the operations of the particular Target Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Target Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurances that the Company's assessment of such management will prove to be correct, especially since none of the Company's current key personnel are professional business analysts. See "Directors, Executive Officers, Promoters and Control Persons". Accordingly, the Company will be dependant, in some significant respects, on the ability of the management of the Target Business who are unidentifiable as of the date hereof. In addition, there can be no assurances that such future management will have the necessary skills, qualifications or abilities to manage a public company. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target Business. There can be no assurances that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management.

Opportunity for Shareholder Evaluation or Approval of Business Combinations.

     Non-affiliate shareholders of the Company will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. Such agreement to effectuate a Business Combination, however, will be subject to shareholder approval pursuant to applicable law. As a result, non-affiliate shareholders of the Company will be almost entirely dependent on the judgment and experience of management in connection with the selection and ultimate consummation of a Business Combination. In addition, under Florida law, the form of Business Combination could impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Company's Common Stock) to shareholders disapproving the proposed Business Combination.

Selection of a Target Business and Structuring of a Business Combination.

     The Company's management anticipates that the selection of a Target Business will be complex and risky because of competition for such business opportunities among all segments of the financial community. The nature of the Company's search for the acquisition of a Target Business requires maximum flexibility inasmuch as the Company will be required to consider various factors and circumstances which may preclude meaningful direct comparison among the various business enterprises, products or services investigated. Investors should recognize that the possible lack of diversification among the Company's acquisitions may not permit the Company to offset potential losses from one venture against profits from another. Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Target Business. In addition, in evaluating a prospective Target Business, management will consider, among other factors, the following factors which are not listed in any particular order:

     -     financial condition and results of operation of the Target
           Business;

     - growth potential and projected financial performance of the Target Business and the industry in which it operates;

     - experience and skill of management and availability of additional personnel of the Target Business;

     -     capital requirements of the Target Business;

     - the availability of a transaction exemption from registration pursuant to the Securities Act for the Business Combination;

     -     the location of the Target Business;

     -     competitive position of the Target Business;

     - stage of development of the product, process or service of the Target Business;

     - degree of current or potential market acceptance of the product, process or service of the Target Business;

     - possible proprietary features and possible other protection of the product, process or service of the Target Business;

     - regulatory environment of the industry in which the Target Business operates;

     -     costs associated with effecting the Business Combination; and

     - equity interest in and possible management participation in the Target Business.

     The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by management of the Company in connection with effecting a Business Combination consistent with the Company's business objective. In many instances, it is anticipated that the historical operations of a Target Business may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a Target Business to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes. Because the Company may engage in a Business Combination with a newly organized firm or with a firm which is entering a new phase of growth, the Company will incur further risks, because in many instances, management of the Target Business will not have proven its abilities or effectiveness, the eventual market for the products or services of the Target Business will likely not be established, and the Target Business may not be profitable subsequent to a Business Combination.

     The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a Target Business before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation. In connection with its evaluation of a prospective Target Business, management anticipates that it will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company. The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state "blue sky" and corporation laws) cannot presently be ascertained with any degree of certainty. The Company's management intends to devote only a small portion of their time, approximately 5% to 10%, to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if the Company's management devoted their full time to the Company's affairs. However, each officer and director of the Company will devote such time as they deem reasonably necessary, up to 100%, to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation of a Business Combination and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination or for the resulting entity to utilize. In the event the Company depletes its present cash reserves, the Company might be forced to cease operations and a Business Combination might not occur.

     The Company anticipates that it will locate and make contact with Target Businesses primarily through the reputation and efforts of its management, who will meet personally with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, and undertake such further reasonable investigation as management deems appropriate. The Company's management has a network of contacts in the States of Florida, New York, California and Pennsylvania, and will most likely concentrate its search efforts for a Target Business in those geographic areas. Management does not intend to actively solicit or contact prospective Targets directly. Rather, management believes that prospective Target Businesses will be referred to the Company through management's network of contacts. The officers and directors of the Company's primary businesses include business and management consulting and a securities law practice. See "Directors, Executive Officers, Promoters and Control Persons". As a result of the field of their primary present occupations and reputations therein, management believes that the Company will be made aware of numerous unsolicited potential Target Businesses, since, this already occurs on an almost weekly basis. Existing and potential clientele of the officers and directors of the Company may be considered potential Target Businesses; however, the Company will not engage in any discussions regarding the possibility a Business Combination with the Company until after the effective time of this registration statement. The Company also expects that many prospective Target Businesses will be brought to its attention from various other non-affiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community. The Company has neither the present intention, nor does the present potential exist for the Company, to consummate a Business

Combination with a Target Business in which the Company's management, promoters, or their affiliates or associates directly or indirectly have a pecuniary interest, although no existing corporate policies of the Company would prevent this from occurring. The Company will not advertise or promote itself in any financial or trade publications, or any other type of written publications or other type of media, to seek potential Target Businesses. Although there are no current plans to do so, the Company may engage the services of professional firms that specialize in finding business acquisitions and pay a finder's fee or other compensation. Since the Company has no current plans to utilize any outside consultants or advisors to assist in a Business Combination, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid. However, because of the limited resources of the Company, it is likely that any such fee the Company agrees to pay would be paid in stock and not in cash. In no event will the Company pay a finder's fee or commission to officers or directors of the Company or any entity with which they are affiliated for such service. Moreover, in no event shall the Company issue any of its securities to any officer, director or promoter of the Company, or any of their respective affiliates or associates, in connection with activities designed to locate a Target Business.

     As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of a Business Combination. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure a Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to the Company's tax treatment of a particular consummated Business Combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective stockholders. Tax considerations as well as other relevant factors will be evaluated in determining the precise structure of a particular Business Combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

     Although the Company has no commitments as of the date of this registration statement to issue any shares of Common Stock, preferred stock, options or warrants, other than as described in this registration statement, the Company will, in all likelihood, issue a substantial number of additional shares in connection with the consummation of a Business Combination. To the extent that such additional shares are issued, dilution to the interests of the Company's stockholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with the consummation of a Business Combination, a change in control of the Company is likely to occur which will likely affect, among other things, the Company's ability to utilize net operating loss carry forwards, if any. Any such change in control may also result in the resignation or removal of the Company's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons, either in the operation of the Company's activities or in the operation of the business, assets or property being acquired. Management considers it likely that in order to consummate a Business Combination, a change in control will occur; therefore, management anticipates offering a controlling interest in the Company to a Target Business in order to effectuate a Business Combination.

     The officers and directors of the Company may actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock as a condition to or in connection with a Business Combination. Therefore, it is possible that the terms of any Business Combination will provide for the sale of some shares of Common Stock held by management or affiliates of management. It is likely that no other shareholder of the Company will be afforded the right to sell their shares of Common Stock in connection with a Business Combination pursuant to the same terms that such selling officers and directors will be provided. See "Description of Business -Shell Corporation - Conflicts of Interest".

     Pursuant to Sections. 607.0901(5) and 607.0902(5) of the Florida Business Corporation Act, the Company has inserted certain provisions in its articles of incorporation which have the effect of removing the Company from the purview of the affiliated transaction and control-share acquisition statutes promulgated under Sections 607.0901 and 607.0902 of the Florida Business Corporation Act and hence, the protections afforded by such statutes.

     Section. 607.0901 of the Florida Business Corporation Act imposes limitations on the exercise of corporate control, directly or indirectly, by a beneficial owner of more than 10% of a corporation's outstanding voting stock (an "interested shareholder"). The corporation's "disinterested directors" as defined therein, or a supermajority of the corporation's shareholders (other than the interested shareholder and related parties) are required to approve certain business combinations and corporate transactions with the interested shareholder or any entity or individual controlled by the interested shareholder ("affiliated transaction"), unless certain statutory exemptions apply, or the corporation has opted out of the affiliated transactions statute. The stated purpose of the affiliated transactions statute is to assure that Florida shareholders who do not tender their shares in a hostile takeover offer receive a fair price for those shares in a second-step, freeze-out transaction. By removing the Company from the purview of Florida's affiliated transaction statute, the consideration received by selling shareholders in a "second-step" transaction could be less than the consideration received by the selling shareholders in the initial
transaction.   See "Certain Relationships and Related Transactions".

     Section. 607.0902 of the Florida Business Corporation Act denies corporate control to an acquirer of control shares by extinguishing the voting rights of shares of an "issuing public corporation", as defined therein, acquired in a "control share acquisition", as defined therein. Voting rights may be reinstated to the extent provided in a shareholders' resolution approved by (1) each class or series entitled to vote separately on the proposal by a majority of all votes entitled to be cast by such class or series and (2) each class or series entitled to vote separately on the proposal by a majority of all votes entitled to be cast by such class or series, excluding all "interested shares" (ie., generally speaking, those shares that may be voted by or at the direction of a person who made a control-share acquisition or an officer or employee/director of the subject "issuing public corporation"). The acquisition of shares is not directly affected, only the voting rights attendant to control shares. Other shares of the same corporation that are owned or acquired by the same person are not affected. The stated purpose of the control share acquisitions statute is to protect Florida shareholders by affording them an opportunity to decide whether a change in corporate control is desirable. By removing the Company from the purview of Florida's control -share acquisition statute, shares of an "issuing public corporation" acquired pursuant to a control acquisition are not deemed to be "control
-share acquisitions", which, in the Company's case, effectively denies non-management/affiliate shareholders an opportunity to approve or consent to an acquirer's purchase of such management or affiliate's stock pursuant to a Business Combination. See "Description of Business -- Shell Corporation
-- Conflicts of Interest" and "Certain Relationships and Related Transactions".

     There are currently no limitations relating to the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination or otherwise finance the operations of the Target Business. However, the Company's limited resources and lack of operating history could make it difficult for the Company to borrow additional funds from other sources. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, potential lenders' evaluation of the Company's ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. The Company does not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements if required or otherwise sought, would be available on terms commercially acceptable or otherwise in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects, including the ability to effect a Business Combination. To the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred debt financing and, therefore, all the risks inherent thereto.

     If securities of the Company are issued as part of an acquisition, such securities are required to be issued either in reliance upon exemptions from registration under applicable federal or state securities laws or registered for public distribution. The Company intends to primarily target only those companies where an exemption from registration would be available; however, since the structure of the Business Combination has yet to be determined, no assurances can be made that the Company will be able to rely on such exemptions. Registration of securities typically requires significant costs and time delays are typically encountered. In addition, the issuance of additional securities and their potential sale in any trading market which might develop in the Company's Common Stock, of which there is presently no trading market and no assurances can be given that one will develop, could depress the price of the Company's Common Stock in any market which may develop in the Company's Common Stock. Further, such issuance of additional securities of the Company would result in a decrease in the percentage ownership of the Company's present shareholders.

     Due to the Company's small size and limited amount of capital, considerable business constraints could be imposed on the Company with respect to its ability to raise additional capital if and when needed. Until such time as any enterprise, product or service which the Company acquires generates revenues sufficient to cover operating costs, it is conceivable that the Company could find itself in a situation where it needs additional funds in order to continue its operations. This need could arise at a time when the Company is unable to borrow funds and when market acceptance for the sale of additional shares of the Company's Common Stock does not exist.

Conflicts of Interest.

     None of the Company's officers and directors are required to commit their full time to the affairs of the Company and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities. The officers and directors of the Company may engage in other business activities similar and dissimilar to those engaged in by the Company. To the extent that such persons engage in such other activities, they will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which they are or may be associated or have an interest, rather than diverting such opportunities to the Company.

     Presently, Mr. Bovi is the President of David M. Bovi, P.A., a private practice securities law firm, and Mr. Colucci is a consultant with Harbor Town Management Group, Inc., a privately held business management firm which provides business and management consulting services. See "Directors, Executive Officers, Promoters and Control Persons".

      Further, the Company's officers and directors formed four other shell corporations simultaneously with the formation of the Company, which have a
structure and a business plan identical to that of the Company.   It is likely
that the Company's officers and directors will form additional shell corporations in the future, with a business plan similar or identical to that of the Company. The four other shell companies which were formed at the same time as the Company have an identical structure and business plan as the Company and do not currently create a conflict of interest with the Company since they have the same shareholders. However, certain activities which may be performed by such individuals in connection with their other business affiliations may be deemed competitive with the business of the Company. See "Directors, Executive Officers, Promoters and Control Persons". Also, certain officers and directors of the Company may in the future become affiliated with additional other entities, including registered shell corporations, which may engage in business activities similar to those intended to be conducted by the Company. Such potential conflicts of interest include, among other things, time, effort and corporate opportunity involved in their participation in other business transactions. As no policy has been established for the resolution of such a conflict, the Company could be adversely affected should such officers or directors choose to place their other business interests before those of the Company. No assurance can be given that such potential conflicts of interest will not cause the Company to lose potential opportunities.

     In the course of their other business activities, including private investment activities, the Company's officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of corporations are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, the Company's officers and directors may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the board of directors with respect to the foregoing criteria. There can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, the Company shall not consider Business Combinations with entities owned or controlled by officers, directors, greater than 10% shareholders of the Company or any person who directly or indirectly controls, is controlled by or is under common control with the Company. The Company may consider Business Combinations with entities owned or controlled by persons other than those persons described above. There can be no assurances that any of the foregoing conflicts will be resolved in favor of the Company.

     The officers and directors of the Company may actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock as a condition to or in connection with a Business Combination. Therefore, it is possible that the terms of any Business Combination will provide for the sale of some shares of Common Stock held by management or affiliates of management. Pursuant to Section. 607.0902(5) of the Florida Business Corporation Act, the Company has inserted certain provisions in its articles of incorporation which has the effect of removing the Company from the purview of the control-share acquisition statute promulgated under Section 607.0902 of the Florida Business Corporation Act, and hence, the protection afforded by such statute. Thus, it is likely that no other shareholder of the Company will be afforded the right to sell their shares of Common Stock in connection with a Business Combination pursuant to the same terms that such selling officers, directors or affiliates will be provided. Also, such shareholders will not be afforded an opportunity to approve or consent to such management or affiliate's stock purchase. See "Description of Business -Shell Corporation - Selection of a Target Business and Structuring of a Business Combination". It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.



Investment Company Act and Other Regulation

     The Company may participate in a Business Combination by purchasing, trading or selling the securities of such Target Business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

     The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a Business Combination as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

          Any securities which the Company might acquire in exchange for its Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Securities Act, which exempts sales of securities not involving a public distribution by persons other than the issuer, would in all likelihood be available to permit a private sale. Although the Company's plan of operation does not contemplate the resale of an acquired Target Business' securities, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Securities Act to effect such resale.

          An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process.

Penny Stock Regulations - State Blue Sky restrictions - Restrictions on Marketability.

     The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of shareholders of the Company to sell their shares of Common Stock in the secondary market.

     In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks", which include Section 3(a)(51)(A) and Rules 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Securities
Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of the Company's shareholders to sell their shares in any public market which might develop.

     Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

     The Company has 50,000 shares of authorized Common Stock with 747,500 shares of Common Stock outstanding. See "Description of Securities." No trading market in the Company's securities presently exists. In light of the restrictions concerning shell companies contained in many state blue sky laws and regulations, it is not likely that a trading market will be created in the Company's securities until such time as a Business Combination occurs with a Target Business. No assurances are given that subsequent to such a Business Combination that a trading market in the Company's securities will develop. Presently, all of the Company's outstanding securities, which includes all shares of its Common Stock, are restricted pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"). So long as all of the conditions of Rule 144 are met; in (i) November, 1999, 90,000 shares; (ii) April, 2000, 610,000 shares; (iii) May, 2000, 35,000 shares; and (iv)
June/July, 2000, 12,500 shares of Common Stock will be eligible for sale under Rule 144, as currently in effect. No assurances are made; however, that Rule 144 will be available at any time for any shareholder's shares. See "Description of Securities".

COMPETITION

     The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well-established and have extensive experience in connection with identifying and effecting Business Combinations directly or through affiliates. Many of these competitors possess greater financial, marketing, technical, personnel and other resources than the Company and there can be no assurances that the Company will have the ability to compete successfully. The Company's financial resources will be limited in comparison to those of many of its competitors. This inherent competitive limitation could compel the Company to select certain less attractive Target Businesses for a Business Combination. There can be no assurances that such Target Businesses will permit the Company to meet its stated business objective. Management believes, however, that the Company's status as a reporting public entity could give the Company a competitive advantage over privately held entities having a similar business objective to that of the Company in acquiring a Target Business with significant growth potential on favorable terms.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

         In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurances that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target Business is in a high-growth industry.

FEDERAL SECURITIES LAWS COMPLIANCE

     Under the Federal securities laws, companies reporting under the Exchange Act must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for a Target Business with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, the Company's policy is to only effect a Business Combination with a Target Business that has available the requisite audited financial statements. See "Description of Securities--Securities Exchange Act of 1934."

FACILITIES

     The executive and business office of the Company consists of office space located at 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401. Pursuant to a written lease, the Company sub-leases this office space on a month-to-month basis at below fair market value rates from David M. Bovi, P.A., a corporation controlled by David M. Bovi, a shareholder and director of the Company and the Company's chief executive officer. The Company believes this office space is adequate to serve its needs until such time as a Business Combination occurs. The Company expects to be able to utilize these offices, pursuant to the terms described above, until such time as a Business Combination occurs. See "Description of Property" and "Certain Relationships and Related Transactions".

EMPLOYEES

     As of the date of this Prospectus, the Company is in the development stage and currently has no full time employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating Target Businesses. The need for employees and their availability willbe addressed in connection with the decision whether or not to acquire or participate in a specific Business Combination.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

PLAN OF OPERATION

     The Company is presently a development stage company conducting virtually no business operation, other than its efforts to effect a Business Combination with a Target Business which the Company considers to have significant growth potential. To date, the Company has neither engaged in any operations nor generated any revenue. It receives no cash flow. The Company will carry out its plan of business as discussed above. See "Description of Business". The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a Business Combination or whether its capital will be further depleted by the operating losses (if any) of the Target Business which the Company effectuates a Business Combination with.

     Since inception, the Company has received a cash infusion of $3,500.
With the exception of certain other professional fees and costs related to a Business Combination, the Company expects that it will incur minimal operating costs and meet its cash requirements during the next 12 months. It is likely, however, that a Business Combination might not occur during the next 12 months. In the event the Company depletes its present cash reserves prior to the effectuation of a Business Combination, the Company may cease operations and a Business Combination may not occur. No commitments of any kind to provide additional funds have been made by management, other present shareholders or any other third person. There are no agreements or understandings of any kind with respect to any loans from officers or directors of the Company on behalf of the Company. Accordingly, there can be no assurance that any additional funds will be available to the Company to allow it to cover its expenses. In the event the Company elects to raise additional capital prior to the effectuation of a Business Combination, it expects to do so through the private placement of restricted securities rather than through a public offering. The Company does not currently contemplate making a Regulation S offering.

     Since inception, all of the Company's expenses, which approximated $1,400, were paid pursuant to a $1,000 capital infusion made to the Company by the Company's promoters in exchange for 510,000 shares of Common Stock and $2,500 capital infusion made to the Company pursuant to the private sale of 12,500 shares of Common Stock. See "Recent Sales of Unregistered
Securities".

     Since the Company's cash reserves are minimal, officers and director's of the Company are compensated by the Company by issuances of stock in lieu of cash. See "Executive Compensation". Presently, there are no arrangements or anticipated arrangements to pay any type of additional compensation
to any officer or director in the near future.   Regardless of whether the
Company's cash assets prove to be inadequate to meet the Company's operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash. See "Certain Relationships and Transactions".

DESCRIPTION OF PROPERTY.

     The executive and business office of the Company consists of office space located at 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401. Pursuant to a written lease, the Company sub-leases this office space on a month-to-month basis at below fair market value rates from David M. Bovi, P.A., a corporation controlled by David M. Bovi, a shareholder and director of the Company and the Company's chief executive officer. The Company believes this office space is adequate to serve its needs until such time as a Business Combination occurs. The Company expects to be able to utilize these offices, pursuant to the terms described above, until such time as a Business Combination occurs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of each person or group known to the Company to be the beneficial owner of more than five percent (5%) of Company's Common Stock:


Name and Address         Amount and Nature               Percent of Class
of Beneficial Owner      of Beneficial Ownership
David M. Bovi               400,000                          53.5%
319 Clematis Street,
Suite 812
West Palm Beach,
Fl 33401

William R. Colucci          300,000                          40.1%
120 S. Olive Avenue,
Suite 705
West Palm Beach,
Fl 33401


     The following table sets forth, as of the date hereof, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of the Company's Common Stock of each of the officers and directors of the Company, and the officers and directors of the Company as a group:


Name and Address           Amount and Nature               Percent of Class
of Beneficial Owner        of Beneficial Ownership

David M. Bovi                  400,000 (D)                     53.5%
319 Clematis Street,
Suite 812


West Palm Beach, Fl 33401

William R. Colucci               300,000 (D)                    40.1%
120 S. Olive Avenue,
Suite 705
West Palm Beach, Fl 33401

All Officers and Directors
as a Group (2 persons).           700,000 (D)                    93.6%


DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     The current directors and executive officers of the Company are as follows:


Name                        Age                Position
David M. Bovi               32               Director, Chief
                                             Executive Officer

William R. Colucci          60               Director, President,
                                             Treasurer, Secretary
_________________________

     Mr. Bovi has served as a director and chief executive officer of the Company since its inception in April of 1999. Mr. Bovi is also presently the sole shareholder, officer and director of David M. Bovi, P.A., a private practice law firm which concentrates its practice in representing public and private entities with respect to corporate and securities law and merger and acquisition transactions. He has held this position since April, 1996. Additionally, Mr. Bovi is an officer and director of other shell companies with the same business plan as the Company. See "Directors, Executive Officers, Promoters and Control Persons - Other Blank Check Activities" and "Description of Business- Shell Corporation - Conflicts of Interest". From November 1995 to April 1996 he worked as a transactional corporate and securities and mergers and acquisitions attorney at Communications/USA, a privately held cellular paging services firm located in Palm Beach County, Florida. During 1994 and 1995 he served as an associate attorney in the corporate securities law department of the law firm of Robert C. Hackney and Associates, Chartered, which served as of counsel to the law firm of Desantis Gaskill & Hunston, Palm Beach County, Florida. Also, in 1994, he served as an associate attorney in the corporate securities law department of the law firm of Cohen Chernay et al., Palm Beach County, Florida. Mr. Bovi received his LL.M. Degree (Masters Degree of Law) in Securities Regulation from Georgetown University Law School in May, 1993, his Juris Doctor Degree from St. Thomas University School of Law in May, 1992, and his Bachelor of Arts Degree in Economics from the State University of New York at Buffalo in May, 1989. He has been a member in good standing of the Florida Bar since October, 1992.

     Mr. Colucci has served as a director, president, secretary and treasurer of the Company since its inception in April, 1999. Mr. Colucci is also a director of Net Lnnx, Inc., a publicly traded corporation which, in March, 1999, reorganized with PrintOnTheNet.Com, Inc. which provides printing services on the Internet via e-commerce. He has held this position since September, 1997. Prior to this reorganization, Net Lnnx, Inc. served as a "shell" corporation. Mr. Colucci is also presently a consultant with a privately held management firm known as Harbor Town Management Group, Inc., a Florida corporation, which provides business consulting services. Additionally, Mr. Colucci is an officer and director of other shell companies with the same business plan as the Company. See "Directors, Executive Officers, Promoters and Control Persons - Other Blank Check Activities" and "Description of Business- Shell Corporation - Conflicts of Interest". From June 1996 to May 1997, Mr. Colucci served as Chief Operating Officer and SEC Compliance officer for Physicians Laser Services, Inc., a publicly traded Delaware corporation traded in the Over-the-counter trading market. From April 1991 to May 1996, Mr. Colucci served as a senior partner of Decision Dynamics, Inc., a private business and real estate consulting firm. Prior to this, Mr. Colucci has served in senior management positions, including president and CEO of various companies. These companies included Bandak Corporation, a privately held jewelry and manufacturing company, Inmont Corporation, a publicly traded, billion dollar a year, chemical and paint manufacturing division of United Technologies, Inc., which is traded on the New York Stock Exchange, and Butcher & Sherrerd, a privately held securities brokerage firm based in Philadelphia, Pennsylvania. Mr Colucci received his Bachelor of Science Degree in Economics from St. Joseph's University in Philadelphia in 1964 and has successfully completed advanced courses of study at Stanford University's Graduate School of Business for executives of emerging growth companies.

     There are no agreements or understandings for any officer or director to resign at the request of another person, and none of the officers and directors of the Company are acting on behalf of or will act at the discretion
of any other person.   The initial promoters of the Company are David M. Bovi
and William R. Colucci. The Company had no other promoters.

     Presently, the only persons who perform material operations on behalf of the Company are the Company's present officers and directors. Until such time as a Business Combination occurs, the officers and directors of the Company do not expect any significant changes in the composition of the Company's officers or board of directors. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs.

OTHER BLANK CHECK ACTIVITIES

     Each of the Company's officers, directors, and principal shareholders hold identical officer, director and shareholder positions with four other blank check companies which are concurrently filing similar Form 10-SB Registration Statements pursuant to the Exchange Act (i.e. Acquisition Group I, Inc., BF Acquisition Group II, Inc., BF Acquisition Group III,
Inc., and BF Acquisition Group V, Inc.), all of which are Florida corporations. The Company and each of these other entities will be in competition with each other for Target Businesses. See "Description of Business - Shell Corporation
- Conflicts of Interest".

          Additionally, the Company's officers, directors and principal shareholders have been affiliated in the past with other shell companies as described below:

     Mr. Colucci serves as an officer and director of Net Lnnx, Inc., formerly a publicly traded shell corporation ("Net Lnnx"). Net Lnnx was established in 1968 as a blank check company and in 1996 commenced operations in the cellular paging and Internet access industries. Since these ventures proved to have only limited success, Net Lnnx disposed of these business interest in January of 1997 and once again became a shell corporation. In September, 1997, Mr. Colucci was recruited as an officer and director of Net Lnnx to assist in the implementation Net Lnnx's acquisition strategy. In March, 1999 Net Lnnx reorganized with its now wholly owned subsidiary, PrintOnTheNet.Com, Inc., which provides printing services on the Internet via e-commerce. As of the date of this registration statement, the average bid and asked price of Net Lnnx equaled approximately $2.00 per share.

     Mr. Bovi is a former director of, and Mr. Colucci is presently an outside director of, Harbor Town Holding Group I, Inc. ("Harbor"), a shell corporation which filed a Form 10-SB registration statement under the Exchange Act in December, 1997. Harbor is controlled by an unrelated third party. As of the date of this registration statement, Harbor remains a shell corporation subject to its reporting obligations under the Exchange Act, and no public trading market exists for its securities.

EXECUTIVE COMPENSATION.

     Executive Compensation.

                                           Long Term Compensation
       Annual Compensation              Awards        Payouts



(a)    (b)    (c)    (d)    (e)      (f)        (g)        (h)
                            Other                                   All
Name &                        Annual  Restricted  Securities           Other
Posi-    Year  Salary  Bonus  Compen- Stock       Underlying  LTIP     Compen-
tion            ($)    ($)    sation  Award(s)    Options/   Payouts   sation
                              ($)     ($)         SARs(#      ($)        ($)
____________________________________________________________________________
David    Since  -0-    -0-     -0-    284.20(1)    -0-        -0-       -0-
Bovi.    Incep-
Director, tion
Chief     1999
Executive
Officer


________________________________
(1) Represents 145,000 shares of Common Stock at $0.00196 per share.

     Compensation of Directors

     At inception, Mr. Colucci received 45,000 shares of Common Stock valued at $88.20, or

$0.00196 per share, which were issued for pre-incorporation services rendered and for agreeing to serve as an officer and director of the Company. See "Certain Relationships and Related Transactions". Other than as described in this registration statement, no officer or director has received any other remuneration. Until the Company effectuates a Business Combination, it is not anticipated that any officer or director will receive additional compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. See "Certain Relationships and Related Transactions". The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the board of directors may recommend adoption of one or more such programs in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On April 15, 1999, the Company adopted and agreed to be bound by the terms of a Pre-incorporation Consultation and Subscription Agreement dated April 10, 1999, between David M. Bovi and William R. Colucci pursuant to which such persons agreed to provide cash, certain pre-incorporation services and to take the steps necessary to organize the Company in return for the issuance to them of Company securities. Accordingly, on April 15, 1999, the Company issued such persons a total of 700,000 shares of Common Stock at $0.00196 per share. The cash consideration provided by such persons pursuant to the terms of the Pre-incorporation Consultation and Subscription Agreement totaled $1,000, or $0.00196 per share, and the services provided by such persons pursuant to the terms of the Pre-incorporation Consultation and Subscription Agreement, were valued at $558.60, or $0.00196 per share.

     Certificates evidencing the Common Stock issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock, See "Market For Common Equity And Related Stockholder Matters".

     No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

     The Company has adopted a policy whereby any consulting or finder's fee that may be paid to a third party for consulting services to assist management in evaluating a Target Business is to be paid in stock rather than in cash. Any such issuance of stock would be made on an ad hoc basis. Accordingly, the Company is unable to predict whether, or in what amount, such a stock issuance might be made.

     It is not currently anticipated that any other salary, consulting fee, or finder's fee shall be paid to any of the Company's directors or executive officers, or to any other affiliate of the Company except as described in this registration statement. See "Executive Compensation".

     Pursuant to Sections. 607.0901(5) and 607.0902(5) of the Florida Business Corporation Act, the Company has inserted certain provisions in its articles of incorporation which has the effect of removing the Company from the purview of the control-share acquisition and affiliated transaction statutes promulgated under Sections 607.0901 and 607.0902 of the Florida Business Corporation Act and hence, the protections afforded by such statutes.

     Section. 607.0901 of the Florida Business Corporation Act imposes limitations on the exercise of corporate control, directly or indirectly, by a beneficial owner of more than 10% of a corporation's outstanding voting stock (an "interested shareholder"). The corporation's "disinterested directors" as defined therein, or a supermajority of the corporation's shareholders (other than the interested shareholder and related parties) are required to approve certain business combinations and corporate transactions with the interested shareholder or any entity or individual controlled by the interested shareholder ("affiliated transaction"), unless certain statutory exemptions apply, or the corporation has opted out of the affiliated transactions statute. The stated purpose of the affiliated transactions statute is to assure that Florida shareholders who do not tender their shares in a hostile takeover offer receive a fair price for those shares in a second-step, freeze-out transaction. By removing the Company from the purview of Florida's affiliated transaction statute, the consideration received by selling shareholders in a "second-step" transaction could be less than the consideration received by the selling shareholders in the initial transaction. See "Description of Business -Shell Corporation - Conflicts of Interest".

     Section. 607.0902 of the Florida Business Corporation Act denies corporate control to an acquirer of control shares by extinguishing the voting rights of shares of an "issuing public corporation", as defined therein, acquired in a "control share acquisition", as defined therein. Voting rights may be reinstated to the extent provided in a shareholders' resolution approved by (1) each class or series entitled to vote separately on the proposal by a majority of all votes entitled to be cast by such class or series and (2) each class or series entitled to vote separately on the proposal by a majority of all votes entitled to be cast by such class or series, excluding all "interested shares" (ie., generally speaking, those shares that may be voted by or at the direction of a person who made a control-share acquisition or an officer or employee/director of the subject "issuing public corporation"). The acquisition of shares is not directly affected, only the voting rights attendant to control shares. Other shares of the same corporation that are owned or acquired by the same person are not affected. The stated purpose of the control share acquisitions statute is to protect Florida shareholders by affording them an opportunity to decide whether a change in corporate control is desirable. By removing the Company from the purview of Florida's control-share acquisition statute, shares of an "issuing public corporation" acquired pursuant to a control acquisition are not deemed to be "control-share acquisitions", which, in the Company's case, effectively denies non-management/affiliate shareholders an opportunity to approve or consent to an acquirer's purchase of such management or affiliate's stock pursuant to a Business Combination. See "Description of Business -Shell Corporation - Conflicts of Interest".

     The executive and business office of the Company consists of office space located at 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401. Pursuant to a written lease, the

Company sub-leases this office space on a month-to-month basis at below fair market value rates from David M. Bovi, P.A., a corporation controlled by David
M. Bovi, a shareholder and director of the Company and the Company's chief executive officer. The Company believes this office space is adequate to serve its needs until such time as a Business Combination occurs. The Company expects to be able to utilize these offices, pursuant to the terms described above, until such time as a Business Combination occurs. See "Description of Property".

DESCRIPTION OF SECURITIES.

GENERAL

     The Company is authorized to issue 50,000,000 shares of Common Stock, $0.001 par value and 5,000,000 shares of Preferred Stock. As of the date of this registration statement 747,500 shares of Common Stock are outstanding, held of record by approximately eight shareholders. No shares of Preferred Stock are outstanding. No other type of securities are authorized by the Company at this time.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. By virtue of their ownership of more than 50% of the outstanding Common Stock, the Company's officers and directors can elect all of the directors of the Company. Florida law permits the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given within ten days to all other shareholders. The holders of Common Stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive, redemption provisions or other subscription rights. All of the outstanding shares of Common Stock are fully paid and non-assessable.

DIVIDENDS

         The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of cash dividends in the future, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

PREFERRED STOCK

     The Company's Articles of Incorporation authorize the Company to issue 5,000,000 shares of Preferred Stock. The board of directors of the Company is authorized to provide for the issuance of such Preferred Stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class or series and the preferences, limitations and relative rights of each class or series, which may consist of a conversion feature whereby such Preferred Stock may be convertible into Common Stock. This type of preferred stock is commonly referred to as "blank check preferred stock". As of the date of this registration statement, no shares of Preferred Stock have been issued by the Company and no preferences, limitations and relative rights have been assigned. The Company does not anticipate issuing any shares of Preferred Stock until such time that a Business Combination is effectuated.

SECURITIES EXCHANGE ACT OF 1934

         By virtue of filing this registration statement, the Company is making an application with the Commission to register its Common Stock under the provisions of Section 12(g) of the Exchange Act. Such registration will require the Company to comply with periodic reporting, proxy solicitations and certain other requirements of the Exchange Act. If the Company seeks shareholder approval of a Business Combination at such time as the Company's securities are registered pursuant to Section 12(g) of the Exchange Act, the Company's proxy solicitation materials required to be transmitted to shareholders may be subject to prior review by the Securities and Exchange Commission. Under the federal securities laws, public companies must furnish certain information about significant acquisitions, which information may require audited financial statements of an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, if a prospective Target Business did not have available and was unable to reasonably obtain the requisite audited financial statements, the Company could, in the event of consummation of a Business Combination with such company, be precluded from (i) any public financing of its own securities for a period of as long as three years, as such financial statements would be required to undertake registration of such securities for sale to the public; and (ii) registration of its securities under the Exchange Act. As a result these requirements, and in order to remain in compliance with the Company's policy, Target Businesses will be required to possess the requisite audited financial statements prior to the consummation of a Business Combination. See "Description of Business - General" and "Market For Common Equity and Related Stockholder Matters - Market Information".

     In the event the Company's obligation to file periodic reports under the Exchange Act is suspended, the Company presently intends to continue to file such periodic reports on a voluntary basis.

CERTAIN PROVISIONS OF THE COMPANY'S BYLAWS

         The Company's bylaws provide, among other things, that (i) officers and directors of the Company will be indemnified to the fullest extent permitted under Florida law. See "Indemnification of Directors and Officers".

TRANSFER AGENT

     The Company presently serves as its own transfer agent.

                             PART II

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

     No public trading market presently exists for the Company's Common Stock, and there are no present plans, proposals, arrangements or understandings with any person with regard to the development of any trading market in any of the Company's securities. No shares of Common Stock have been registered for resale under the blue sky laws of any state. The holders of shares of Common Stock and persons who may desire to purchase shares of Common Stock in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of shareholders to sell their shares and of purchasers to purchase the shares of Common Stock. Some jurisdictions may not allow the trading or resale of blind-pool or "blank-check" securities under any circumstances. Accordingly, shareholders should consider the secondary market for the Company's securities to be a limited one.

     It is likely that the Company will not develop any trading market in the Company's Common Stock until such time as a Business Combination is effectuated and the requisite audited financial statements required pursuant to Form 8-K (or its equivalent) are filed with the SEC. No assurances are made, however, that a trading market for the Company's Common Stock will ever develop.

     No shares of Common Stock of the Company are presently subject to outstanding options or warrants to purchase, or securities convertible into, common equity of the Company. However, the Company's Articles of Incorporation authorize the Company to issue 5,000,000 shares of preferred stock ("Preferred Stock"). The board of directors of the Company is authorized to provide for the issuance of such Preferred Stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class or series and the preferences, limitations and relative rights of each class or series, which may consist of a conversion feature whereby such Preferred Stock may be convertible into Common Stock. This type of preferred stock is commonly referred to as "blank check preferred stock". As of the date of this registration statement, no shares of Preferred Stock have been issued by the Company and no preferences, limitations and relative rights have been assigned. The Company does not anticipate issuing any shares of Preferred Stock until such time that a Business Combination is effectuated. See "Description of Securities - Preferred Stock".

     Approximately eight shareholders hold the Company's Common Stock. The Company presently has 747,500 shares of Common Stock outstanding, and all such shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. So long as all of the conditions of Rule 144 are met; in (i) November, 1999, 90,000 shares; (ii) April, 2000, 610,000 shares; (iii) May, 2000, 35,000 shares; and (iv)
June/July, 2000, 12,500 shares of Common Stock will be eligible for sale under Rule 144, as currently in effect. No assurances are made; however, that Rule 144 will be available at any time for any shareholder's shares. See "Description of Securities". The Company has not provided to any shareholder registration rights to register under the Securities Act any shareholder's shares for sale.

         In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned restricted shares of Common Stock for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is traded on a national securities exchange or the Nasdaq system, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No assurances are made; however, that Rule 144 will be available at any time for any shareholder's shares.

       The Company has no present plans, proposals, arrangements, understandings or intention of selling any amount of shares of Common Stock in the public market subsequent to a Business Combination. Nevertheless, in the event that substantial amounts of Common Stock are sold in the public market subsequent to a Business Combination, such sales may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop. No prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time.

DIVIDENDS

         The Company has not paid any dividends on its Common Stock to date and does not presently intend to pay cash dividends prior to the consummation of a Business Combination. The payment of cash dividends in the future, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

LEGAL PROCEEDINGS.

     As of the date hereof, the Company is not a party to any material legal proceedings, nor is it aware of any threatened litigation of a material nature.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

     Not Applicable.

RECENT SALES OF UNREGISTERED SECURITIES.

     As of the date of this registration statement, the Company has issued an aggregate of 747,500 shares of Common Stock as follows:

     On April 15, 1999, the Company adopted and agreed to be bound by the terms of a Pre-incorporation Consultation and Subscription Agreement dated April 10, 1999, between David M. Bovi and William R. Colucci pursuant to which such persons agreed to provide cash, certain pre-incorporation services, serve as an officer and director and to take the steps necessary to organize the Company in return for the issuance to them of Company securities.
Accordingly, on April 15, 1999, the Company issued such persons a total of 700,000 shares of Common Stock at $0.00196 per share. The cash consideration provided by such persons pursuant to the terms of the Pre-incorporation Consultation and Subscription Agreement totaled $1,000, or $0.00196 per share, and the services provided by such persons pursuant to the terms of the Pre-incorporation Consultation and Subscription Agreement, were valued at $558.60, or $0.00196 per share. The Company relied on Rule 701 of the Securities Act with respect to 90,000 shares and Section 4(2) of the Securities Act with respect to the remaining shares 610,000, since the transaction did not involve any public offering.

     On May 1, 1999, the Company issued 35,000 shares to one (1) non-accredited person in exchange for $68.60 in administrative services to the Company, or $0.00196 per share. This person was the only offeree in connection with this transaction. The Company relied on Section 4(2) of the Securities Act since the transaction did not involve any public offering.

     During June and July, 1999, the Company issued 12,500 shares to five non-accredited investors in exchange for $2,500 in cash, or $0.05 per share. These persons were the only offerees in connection with this transaction. The Company relied on Section 4(2) and Rule 505 of Regulation D of the Securities Act since the transaction did not involve any public offering.

     No underwriters were utilized and no commissions or fees were paid with respect to any of the above transactions. No other shares of Common Stock have been issued by the Company in any other transaction.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's bylaws contain the broadest form of indemnification for its officers and directors and former officers and directors permitted under Florida law. The Company's bylaws generally provide that: The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in any defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith.

     Any indemnification shall be made only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the shareholders who were not parties to such action, suit or proceeding. If neither of the above determinations can occur because the board of directors consists of a sole director or the Company is owned by a sole shareholder, then the sole director or sole shareholder shall be allowed to make such determination.

     Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company.

     The indemnification provided shall be in addition to the indemnification rights provided pursuant to Chapter 607 of the Florida Statutes, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may he entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a person.

                            PART F/S


FINANCIAL STATEMENTS

                      BF ACQUISITION GROUP IV, INC.
                     ( A development stage company)



INDEX TO FINANCIAL STATEMENTS
                                                             Page
REPORT OF INDEPENDENT AUDITORS                               F-2

     Balance Sheet                                           F-3

     Statement of Operations                                 F-4

     Statement of Changes in Stockholders' Equity            F-5

     Statement of Cash Flows                                 F-6

NOTES TO FINANCIAL STATEMENTS                                F-7 through F-8

                  REPORT OF INDEPENDENT AUDITORS

To the Stockholders of
BF Acquisition Group IV, Inc.

We have audited the accompanying balance sheet of BF Acquisition Group IV, Inc. (the "Company"), a development stage company, as of April 30, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period April 15, 1999 (date of incorporation) through April 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BF Acquisition Group IV, Inc. as of April 30, 1999, and the results of its operations and its cash flows for the period April 15, 1999 (date of incorporation) through April 30, 1999 in conformity with generally accepted accounting principles.

               By: /s/Ahearn, Jasco + Company, P.A.
               AHEARN, JASCO + COMPANY, P.A.
               Certified Public Accountants

Pompano Beach, Florida
May 20, 1999

                       BF ACQUISITION GROUP IV, INC.
                      (A development stage company)
                             BALANCE SHEET
                            APRIL 30, 1999


                                ASSETS

CURRENT ASSET - Cash and cash equivalents                     $1,000

                   LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
Preferred stock, no par value; 5,000,000 shares
authorized; none issued or outstanding                        $   -
Common stock, $.001 par value; 50,000,000 shares
authorized; 700,000 shares issued and outstanding                700
Additional paid-in capital                                       672
Deficit accumulated during the development stage                (372)

     Total                                                    $1,000


                      BF Acquisition Group IV, Inc.
                     (A development stage company)
                       STATEMENT OF OPERATIONS
FOR PERIOD APRIL 15, 1999 (date of incorporation) THROUGH APRIL 30, 1999


REVENUE                                        $  --

GENERAL AND ADMINISTRATIVE EXPENSES              372

     LOSS BEFORE INCOME TAX PROVISION           (372)

PROVISION FOR INCOME TAXES                        --

     NET LOSS                                  $(372)

PER SHARE AMOUNTS:
     Net loss per common share outstanding     $(0.0005)

COMMON SHARES OUTSTANDING AT APRIL 30, 1999     700,000

               See notes to financial statements.

                    BF Acquisition Group IV, Inc.
                   (A development stage company)
             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR PERIOD APRIL 15, 1999 (date of incorporation) THROUGH APRIL 30, 1999

                                                     Deficit
                    Common         Additional        Accumulated
                    Stock, at      Paid-in           during the
                    par value      Capital           Development Stage    Total
STOCKHOLDERS'
EQUITY
April 15, 1999       $ ---          $ ---               $ ---             $ ---

Sale of 510,000
shares of common
stock                 510             490                 ---              1,000

Common stock issued
for services          190             182                                    372

Net loss for the initial
period ended
April 30, 1999        ---            ---                (372)              (372)

STOCKHOLDERS'
EQUITY, April 30,
1999                 $ 700           $ 672              $ (372)           $1,000


          See notes to financial statements.

                        BF Acquisition Group IV, Inc.
                       (A development stage company)
                         STATEMENT OF CASH FLOWS
FOR PERIOD APRIL 15, 1999 (date of incorporation) THROUGH APRIL 30, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                             $(372)
     Common stock issued for services                       372

         NET CASH USED IN OPERATING ACTIVITIES              --

CASH FLOWS FROM FINANCING ACTIVITY:
     Sale of common stock                                  1,000

NET INCREASE IN CASH AND CASH EQUIVALENTS,
                                                           1,000
CASH AND CASH EQUIVALENTS, beginning of period              -0-
CASH AND CASH EQUIVALENTS, end of period                  $1,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest                               $  --
     Cash paid for income taxes                           $  --

          See notes to financial statements.

                       BF Acquisition Group IV, Inc.
                      (A development stage company)
                      NOTES TO FINANCIAL STATEMENTS
FOR PERIOD APRIL 15, 1999 (date of incorporation) THROUGH APRIL 30, 1999

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     BF Acquisition Group IV, Inc., (the "Company"), a development stage company, was organized in Florida on April 15, 1999 as a "shell" company which plans to look for suitable business partners or acquisition candidates to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the initial capital contribution by the founding shareholders and coordination of activities regarding the SEC registration of the Company.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Earnings Per Common Share

     The Company follows the provisions of SFAS No. 128, "Earnings Per Share", which requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options and warrants as previously prescribed by Accounting Principles Board Opinion No. 15, "Earnings Per Share".

Statement of Comprehensive Income

     A statement of comprehensive income has not been included, per SFAS 130, "Reporting Comprehensive Income", as the Company has no items of other comprehensive income.

                        BF ACQUISITION GROUP IV, INC.
                       (A development stage company)
                       NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD APRIL 15, 1999 (date of incorporation) THROUGH APRIL 30, 1999


NOTE 3 - LOSS PER COMMON SHARE

     Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at the balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through April 30, 1999 were for initial capital and were issued to just two individuals. Therefore, the total shares outstanding at the end of the period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding if additional shares of stock are issued to new shareholders.


NOTE 4 - CAPITAL STOCK

Common Stock

     The holders of the common stock are entitled to one vote per share and have non-cumulative voting rights. The holders are also entitled to receive dividends when, as, and if declared by the Board of Directors. Additionally, the holders of the common stock do not have any preemptive right to subscribe for, or purchase, any shares of any class of stock.

Preferred Stock

     The Board of Directors of the Company is authorized to provide for the issuance of the preferred stock in classes or series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class or series and the preferences, limitations and relative rights of each class or series, which may include a conversion feature into common stock. This type of preferred stock is commonly referred to as "blank check preferred stock". As of May 20, 1999, no shares of preferred stock have been issued and no preferences, limitations and relative rights have been assigned.


NOTE 5 - RELATED PARTY TRANSACTIONS

Transactions with Shareholders

     On April 15, 1999, the company issued 190,000 shares valued at $372 as consideration for services rendered by the two shareholders of the Company for the formation of the Company. Of the 190,000 shares, 90,000 have been issued under Rule 701 adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Office Facilities

     Office space is provided by a shareholder of the Company at no charge.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.

     Not Applicable.

                     FINANCIAL STATEMENTS AND EXHIBITS


Exhibit No.       Description of Exhibit                   Sequential Page No.

(2)               Charter and Bylaws.

     2.1          Articles of Incorporation.

     2.2          Bylaws.

(3)               Instruments defining the rights of security holders.

     3.1          Articles of Incorporation.                *

     3.2          Bylaws.                                   *

(6)              Material Contracts.

     6.1         Pre-incorporation Agreement.

     6.2         Office Sub-Lease Agreement.

(27)              Financial Data Schedule.

     27.1         Financial Data Schedule.

*     Incorporated by reference to Exhibit (2) herein.


                               SIGNATURES

Pursuant to the requirements with Section 12 of the Securities Exchange Act of 1934, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         BF ACQUISITION GROUP IV, INC.


Date: July 26, 1999                      By:/s/ David M. Bovi
                                         David M. Bovi,
                                         Chief Executive Officer

                          ARTICLES OF INCORPORATION

                                   OF

                        BF ACQUISITION GROUP IV, INC.

     The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt(s) the following Articles of Incorporation.

                        ARTICLE I. CORPORATE NAME.

     The name of this corporation is BF Acquisition Group IV, Inc.

                        ARTICLE II. PRINCIPAL OFFICE.

     The principal place of business and mailing address of this corporation are 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401.

                        ARTICLE III. CAPITAL STOCK.

     The number of shares of stock that this corporation is authorized to have outstanding at any one time is:

     1.  50,000,000 shares of Common Stock, $0.001 par value; and

     2. 5,000,000 shares of Preferred Stock. The board of directors is authorized to provide for the issuance of such Preferred Stock in classes and series and, by filing the appropriate articles of amendment with the Secretary of State of Florida, is authorized to establish the number of shares to be included in each class and series and the preferences, limitations, and relative rights of each class and series.

                 ARTICLE IV. - NO ANTI-TAKEOVER LAW GOVERNANCE

     The corporation hereby elects that the following Florida Statutes shall not apply to the corporation:

     1. F.S. 607.0901, or any laws related thereto, governing affiliated transactions; and

     2. F.S. 607.0902, or any laws related thereto, governing control-share acquisitions.

                 ARTICLE V. - DIRECTOR - CONFLICTS OF INTEREST

     No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, firm, association or other entity in which one or more of the directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:

     (a) The fact of such relationship or interest is disclosed or known to the board of directors, or a duly empowered committee thereof, which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for such purpose without counting the vote or votes of such interested director or directors; or

     (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board of directors, committee or the shareholders.

     A director of the corporation may transact business, borrow, lend, or otherwise deal or contract with the corporation to the fullest extent and subject only to the limitations and provisions of the laws of the State of Florida and the laws of the United States.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                          ARTICLE VI. - INDEMNIFICATION

     The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter.

                 ARTICLE VII. INITIAL REGISTERED AGENT AND OFFICE.

     The name and address of the initial registered agent are David M. Bovi, 319 Clematis Street, Suite 812, West Palm Beach, Florida 33401.

                         ARTICLE VIII. INCORPORATORS.

     The name and street address of the incorporator to these articles of incorporation are David M. Bovi, 319 Clematis Street, Suite 812, West Palm Beach, FL 33401.

     The undersigned incorporator has executed these articles of incorporation on April 14, 1999.


                                             By: /s/ David M. Bovi
                                             David M. Bovi, Incorporator

Acceptance of Registered Agent

     Having been named to accept service of process for BF Acquisition Group IV, Inc., at the place designated in the articles of incorporation, the undersigned is familiar with and accept the obligations of that position pursuant to F.S. 607.0501(3)



                                             By: /s/ David M. Bovi
                                             David M. Bovi
                                             Date: April 14, 1999

                                BYLAWS INDEX
                                                                   Page Number
ARTICLE I      Offices

     Section 1.     Principal Office.........................................4
     Section 2.     Other Offices............................................4

ARTICLE II
                    Seal.....................................................4

ARTICLE III         Meetings of Shareholders.................................4

     Section 1.     Place of Meeting.........................................4
     Section 2.     Annual Meeting...........................................4
     Section 3.     Special Meetings.........................................5
     Section 4.     Notice of Meetings.......................................5
     Section 5.     Action by Consent in Writing.............................5
     Section 6.     Quorum...................................................5
     Section 7.     Required Vote............................................5
     Section 8.     Voting and Proxies.......................................6
     Section 9.     Voting Lists.............................................6
     Section 10.    Record Date..............................................6
     Section 11.    Voting of Shares by
                    Certain Holders..........................................6

ARTICLE IV          Board of Directors.......................................7

     Section 1.     Powers...................................................7
     Section 2.     Number...................................................7
     Section 3.     Election and Term of Office..............................7
     Section 4.     Vacancies................................................7
     Section 5.     Removal..................................................8
     Section 6.     Place of Meetings........................................8
     Section 7.     Regular Meetings.........................................8
     Section 8.     Special Meetings.........................................8
     Section 9.     Quorum...................................................8
     Section 10.    Compensation.............................................8
     Section 11.    Executive Committee......................................8
     Section 12.    Presence at Meetings.....................................9
     Section 13.    Written Consent..........................................9

ARTICLE V           Officers.................................................9

     Section 1.     Designation..............................................9
     Section 2.     Election.................................................9
     Section 3.     Subordinate Officers.....................................9
     Section 4.     Removal and Resignation..................................9
     Section 5.     Vacancies...............................................10
     Section 6.     Chairman of the Board...................................10
     Section 7.     Chief Executive Officer.................................10
     Section 8.     President...............................................10
     Section 9.     Vice Presidents.........................................10
     Section 10.    Secretary...............................................11
     Section 11.    Chief Financial Officer/Treasurer.......................11
     Section 12.    Compensation............................................12

ARTICLE VI          Certificates of Stock...................................12

     Section 1.     Description.............................................12
     Section 2.     Lost Certificates.......................................12
     Section 3.     Preferences.............................................12
     Section 4.     Transfers of Stock......................................13
     Section 5.     Registered Shareholders.................................13

ARTICLE VII         General Provisions......................................13

     Section 1.     Dividends...............................................13
     Section 2.     Checks..................................................13
     Section 3.     Fiscal Year.............................................13
     Section 4.     Execution of Deeds, Contracts and Other Documents.......13

ARTICLE VIII        Amendment to Bylaws.....................................14

ARTICLE IX          Indemnification.........................................14

     Section 1.     General.................................................14
     Section 2.     Expenses................................................14
     Section 3.     Standard of Conduct.....................................14
     Section 4.     Advance Expenses........................................15
     Section 5.     Benefit.................................................15
     Section 6.     Insurance...............................................15
     Section 7.     Affiliates..............................................15
     Section 8.     Survival................................................15

ARTICLE X           Severability............................................16

                                  BYLAWS

                                    OF

                        BF ACQUISITION GROUP IV, INC.


                                ARTICLE I
                                 Offices

     SECTION 1. Principal Office. The principal office of the Corporation shall be established and maintained as stated in the initial registered address of the corporation in the Articles of Incorporation, until such time as the Board of Directors determines otherwise.

     SECTION 2. Other Offices. The Corporation may have other offices, either within or without the State of Florida, at such place or places as the Board of Directors may determine from time to time or the business of the Corporation may require.

                              ARTICLE II
                                 Seal

     The Corporation shall have a corporate seal which shall be in circular form and have inscribed thereon the name of the Corporation and the year of its incorporation and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced upon any paper or document.

                             ARTICLE III
                       Meetings of Shareholders

     SECTION 1. Place of Meeting. All meetings of the shareholders shall be held at such place within or without the State of Florida as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting or in a duly executed waiver of notice thereof.

     SECTION 2. Annual Meetings. The annual meeting of the shareholders of the Corporation shall be held on a date and at a time designated by the Board of Directors. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida or the state or jurisdiction where the meeting is to be held, such meeting shall be held on the next succeeding business day. The purpose of the annual meeting of shareholders shall be to elect directors and to transact such other business as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors or the holders of not less than one-tenth (1/10) of all the shares entitled to vote at the meeting, or the President. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

     SECTION 4. Notice of Meetings. Whenever shareholders are required or authorized to take any action at a meeting, a notice of such meeting, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered, not less than ten (10) nor more than sixty (60) days before the date set for such meeting, either personally or by first-class mail, by or at the direction of the Chief Executive Officer, President or Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder, at his address as it appears on the stock transfer books of the Corporation, with first-class postage prepaid thereon. Written waiver by a shareholder of notice of a shareholders' meeting, signed by him whether before or after the time stated thereon, shall be equivalent to the giving of such notice.

     SECTION 5. Action by Consent in Writing. Any action required or permitted to be taken at any annual or special meeting of the shareholders of this Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     SECTION 6. Quorum. The majority of the shares entitled to vote there at, present or represented by proxy at any meeting, shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote there at, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourn ed meeting shall be given to each shareholder of record entitled to vote at the meeting, subject to the provisions of Section 4 hereof. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 7. Required Vote. If a quorum is present at any meeting, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one for which, by express provision of the law or of the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     SECTION 8. Voting and Proxies. Except as otherwise provided in the Articles of Incorporation or by the terms of any outstanding series of Preferred Stock of the Corporation, each shareholder shall be entitled at each meeting and upon each proposal presented at such meeting to one vote in person or by proxy for each share of voting stock recorded in his name on the books of the Corporation on the record date fixed as below provided, or if no such record date was fixed, on the day of the meeting. Every proxy must be signed by the shareholder or his attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law. If a proxy expressly provides, any proxy-holder may appoint in writing a substitute to act in his place.

     SECTION 9. Voting Lists. The Secretary shall have charge of the stock ledger and shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified , at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder or proxy who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

     SECTION 10. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, but shall not be required to, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


     SECTION 11. Voting of Shares by Certain Holders. Shares outstanding in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Treasury shares of this corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of this corporation's stock held by a corporation in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.


                                   ARTICLE IV
                                Board of Directors

     SECTION 1. Powers. The business of the Corporation shall be managed and its corporate powers shall be exercised by its Board of Directors, except as otherwise provided by statute or by the Articles of Incorporation.

     SECTION 2. Number. Until changed by resolution of the Directors at any time and from time to time, the Board at any time, shall consist of at least One (1) director but no more than Five (5) directors.

     SECTION 3. Election and Term of Office. Directors shall be elected at the annual meeting of shareholders, except as provided in Sections 4 and 5 of this Article. At each meeting of shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors. Each director shall hold office until the next succeeding annual meeting, or until his successor is elected and qualified, or until his earlier resignation by written notice to the Secretary of the Corporation, or until his removal from office.

     SECTION 4. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of the shareholders. If there are no directors in office, then any officer or any shareholder or an executor, administrator, trustee or guardian of a shareholder or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders for the purpose of electing a new Board of Directors.

     SECTION 5. Removal. At a special meeting of the shareholders, duly called expressly for that purpose as provided in these Bylaws, any director or directors, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors, may be removed from office, either with or without cause, and the remaining directors, in the manner provided in these Bylaws, shall fill any vacancy or vacancies created by such a removal.

     SECTION 6. Place of Meetings. Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Florida.

     SECTION 7. Regular Meetings. The Board of Directors shall hold a regular meeting each year immediately after the annual meeting of the shareholders at the place where such meeting of the shareholders was held for the purpose of election of officers and for the consideration of any other business that may be properly brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such regular meeting shall be necessary.

     SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by any one (1) director, the Chairman of the Board or the President or Secretary on two (2) days' written notice to each director, either personally or by mail or by telegram. Notice of any special meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance by a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such special meeting is not lawfully convened.

     SECTION 9. Quorum. A majority of all the directors shall constitute a quorum for the transaction of business. The affirmative vote of the majority of directors present at a meeting where a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors a majority of the directors present there at may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     SECTION 10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, and the directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors. No such payment shall preclude any director from servicing the corporation in any other capacity and receiving compensation therefrom. Directors may set their own compensation for service as officers as well as for service as directors.

     SECTION 11. Executive Committee. The Board, by resolution passed by a majority of the whole Board, may designate from among its members an executive committee and one or more other committees, which committees, to the extent provided in such resolution, shall have and exercise any or all of the authority of the Board of Directors, except that no such committee shall have the authority to approve or recommend to the shareholders actions or proposals required by law to be approved by the shareholders, designate candidates for the office of director, fill vacancies on the Board of Directors or any committee thereof, amend the Bylaws, authorize or approve the re-acquisition of shares unless pursuant to a general formula or method specified by the Board of Directors, or authorize or approve the issuance or sale of, or any contract to issue or sell,, shares or designate the terms of a series of a class of shares, unless pursuant to a general formula or method specified by the Board of Directors, within specifications authorized by law.

     SECTION 12. Presence at Meetings. Members of the Board of Directors or an executive committee shall be deemed present in person at a meeting of such Board or committee if a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other is used.

     SECTION 13. Written Consent. Any action of the Board of Directors or of any committee thereof, which is required or permitted to be taken at a regular or special meeting, may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the members of the Board of Directors or of the committee, as the case may be, is in the minutes of the proceedings of the Board of Directors or committee.


                                 ARTICLE V
                                 Officers

     SECTION 1. Designation. The Corporation shall have a Chief Executive Officer, President, Secretary and a Chief Financial Officer/Treasurer, each of whom shall be elected by the Board of Directors. The Corporation also may have, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents (however titled). Assistant Secretaries and Assistant Chief Financial Officers/Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices.

     SECTION 2. Election. The officers of the Corporation, except such officers as may be elected in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be elected annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified. Officers shall be elected by the affirmative vote of the majority of directors present at a meeting where a quorum is present.

     SECTION 3. Subordinate Officers. The Board of Directors may elect such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may determine from time to time.

     SECTION 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the affirmative vote of the majority of directors present at any meeting where a quorum is present, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     Any officer may resign at any time by giving written notice to the Board of Directors, or to the Chairman of the Board, if one shall have been elected, or the Chief Executive Officer, President or Secretary of the Corporation.
Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board of Directors for the unexpired portion of the term.

     SECTION 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, if present, shall preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

     SECTION 7. Chief Executive Officer. The Chief Executive Officer shall be the Chairman, who shall have management powers of the corporation. His duties shall include but not be limited to administration of the corporation, presiding over shareholder meetings, general supervision of the policies of the corporation as well as general management. The Chairman shall execute contracts, mortgages, loans, and bonds under the seal of the corporation. The Chairman shall have such other duties and powers as determined by the Board of Directors by resolution. He shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors. He shall be ex-officio a member of all the standing committees, if any, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     SECTION 8. President. The President, subject to the control of the Chief Executive officer and the Board of Directors, shall have general supervision, direction and control of the business and affairs of the Corporation. He shall execute deeds, bonds, mortgages and other instruments on behalf of the Corporation, except where required or permitted by law to be signed and executed otherwise and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have such other powers and duties as may be prescribed by the Chief Executive Officer and/or the Board of Directors or these Bylaws.

     SECTION 9. Vice Presidents. The Vice Presidents, if any, shall have such powers and perform such duties as may be prescribed from time to time for them respectively by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or these

Bylaws. In the absence of the President or in the event of his death, inability or refusal to act, the first elected Vice President or a designated Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     SECTION 10. Secretary. The Secretary shall: (a) keep, or cause to be kept, a book of minutes at the registered or principal office, or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors, meetings, the number of shares present or represented at shareholders, meetings and the proceedings thereof; (b) give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President,, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors. The Assistant Secretaries shall have the powers of the Secretary, as may be assigned to them by the Board of Directors and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

     SECTION 11. Chief Financial Officer. The Chief Financial Officer/Treasurer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall be open at all reasonable times to inspection by any director.

     The Chief Financial Officer/Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation, shall render to the Chief Executive Officer, the President and any director, whenever requested, an account of all his transactions as Chief Financial Officer/Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws. As required by the Board of Directors, the Chief Financial Officer/Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Assistant Chief Financial Officers/Treasurers shall have the powers of the Chief Financial Officer/Treasurer, as may be assigned to them by the Board of Directors.

     SECTION 12. Compensation. The compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors, or by such officer or officers as said Board shall direct, and no officer shall be prevented from receiving such compensation by reason of the fact that he is or was a director of the Corporation.


                               ARTICLE VI
                          Certificates of Stock

     SECTION 1. Description. Every shareholder shall be entitled to have for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. All certificates for shares shall be consecutively numbered by class or otherwise identified.
Certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation. The seal may be a facsimile, engraved or printed. Where such certificate is signed by a transfer agent or a registrar other than the Corporation itself, the signature of any of those officers named herein may be by facsimile. In case any officer who signed, or whose facsimile signature has been used on, any certificate shall cease to be such officer for any reason before the certificate has been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

     SECTION 2. Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 3. Preferences. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the distinguishing characteristics of each class or series, including designations, the relative rights and preferences or limitations as regards dividend rates, redemption rights, conversion privileges, voting powers or restrictions or qualifications of voting powers, or such other distinguishing characteristics as shall be stated either in the Articles of Incorporation or in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors or a duly constituted executive committee shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such kind, class or series of stock, provided that, in lieu of the foregoing requirements, said provisions may be either (a) summarized on the f ace or back of the certificate, or (b) incorporated by reference made on the face or back of the certificate where such reference states that a copy of said provisions, certified by an officer of the Corporation, will be furnished by the Corporation or its transfer agent, without cost, to and upon request of the certificate holder.

     SECTION 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of this Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls, to the extent permitted by law, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by law.



                                ARTICLE VII
                             General Provisions

     SECTION 1. Dividends. The Board of Directors, at any regular or special meeting thereof, subject to any restrictions contained in the Articles of Incorporation, may declare and pay dividends upon the shares of its capital stock in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent.

     SECTION 2. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.

     SECTION 3. Fiscal Year. The fiscal year of the Corporation shall end on the 30th day of April.

     SECTION 4.          Execution of Deeds, Contracts and Other Documents.
Except as otherwise provided by the Articles of Incorporation and the Board of Directors, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party may be executed on behalf of the Corporation by the Chairman of the Board, if one shall have been elected, the Chief Executive Officer, the President or one or more Vice Presidents, if any shall have been elected, and may be attested to and the corporate seal affixed thereto by the Secretary or Assistant Secretary. The Board of Directors may authorize the execution of deeds, mortgages and all other written contracts and agreements to which the Corporation may be a party by such other officers, assistant officers or agents, as may be selected by the said Chairman of the Board, Chief Executive Officer, or President from time to time and with such limitations and restrictions as said authorization may prescribe.

                             ARTICLE VIII
                         Amendment to Bylaws

     These Bylaws may be altered, amended, repealed or added to by the vote of a majority of the Board of Directors present at any regular meeting of the said Board, or at a special meeting of the directors called for that purpose, provided a quorum of the directors is present at such meeting, unless reserved to the shareholders by the Articles of Incorporation. These Bylaws, and any amendments thereto, and new Bylaws added by the directors, may be amended, altered or repealed by the shareholders and the shareholders may prescribe in any Bylaw made by them that such Bylaw shall not be altered, amended or repealed by the Board of Directors.


                               ARTICLE IX
                            Indemnification

     SECTION 1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines, amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 2. Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 above, or in any defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him in connection therewith.

     SECTION 3. Standard of Conduct. Any indemnification shall be made hereunder only if a determination is made that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 above. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by the shareholders who were not parties to such action, suit or proceeding. If neither of the above determinations can occur because the Board of Directors consists of a sole director or the Corporation is owned by a sole shareholder, then the sole director or sole shareholder shall be allowed to make such determination.

     SECTION 4. Advance Expenses. Expenses incurred in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in
Section 3 above upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     SECTION 5. Benefit. The indemnification provided by this Article shall be in addition to the indemnification rights provided pursuant to Chapter 607 of the Florida Statutes, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may he entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 6. Insurance. The Corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     SECTION 7. Affiliates. For the purposes of this Article, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     SECTION 8. Survival. Upon the death of any person having a right to indemnification under this Article, such right shall inure to his heirs and legal representatives. In addition, such heirs and legal representatives shall be entitled to indemnification, under the terms of this Article, against all expenses (including attorney's fees, judgments, fines and amounts paid in settlement) imposed upon or reasonably incurred by them in connection with any claim, action, suit or proceeding described in the foregoing Section 1 on account of such deceased person.

                                ARTICLE X
                               Severability

     The provisions of these Bylaws shall be separable each from any and all other provisions of these Bylaws, and if any such provision shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, or the powers granted to this Corporation by the Articles of Incorporation or Bylaws.


Adopted this 15th day of April, 1999.


                                         By: /s/ David M. Bovi
                                         David M. Bovi,
                                         Chief Executive Officer


(CORPORATE SEAL)

PRE-INCORPORATION SUBSCRIPTION AGREEMENT

     THIS PRE-INCORPORATION SUBSCRIPTION AGREEMENT ("Agreement") is made and entered into this 10th day of April, 1999, by and between David M. Bovi and William R. Colucci.

     WHEREAS, the parties desire to form a corporation pursuant to the laws of the State of Florida, under the name of BF Acquisition Group IV, Inc.
(the "Company"), and register a class of its securities with the U.S. Securities and Exchange Commission under the Securites Exchange Act of 1934, in order to serve as a corporate vehicle seeking to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business which desires to employ the Company to become a reporting corporation under the Securities Exchange Act of 1934.

     WHEREAS, the parties desire to subscribe for the acquisition of stock to be issued upon formation of the Company, and have mutually agreed that the consideration for the issuance of such shares shall be cash; pre-incorporation services; and director and officer services with respect to assisting the Company with respect to its capital structure and business plan, all as described below.

     NOW, THEREFORE, in consideration of the forgoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

     1. Agreement to Form Corporation. The undersigned parties hereby agree to form a corporation pursuant to the laws of the State of Florida, under the name of BF Acquisition Group IV, Inc. (the "Company"). The corporation shall be formed for the purpose of registering a class of its securities with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, and serving as a corporate vehicle seeking to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business which desires to employ the Company to become a reporting corporation under the Securities Exchange Act of 1934.


     2. Pre-incorporation Services. By execution of this Agreement, each of the undersigned hereby agrees to provide such services as may be necessary or appropriate prior to the incorporation of the Company, for purposes of determining the feasibility of, and completing, the Company's business plan, including, but not limited to, determining the Company's capital needs, establishing an appropriate capital structure, investigating the likelihood of finding a suitable merger or acquisition target, reviewing applicable legal and regulatory restrictions imposed by the Securities and Exchange Commission, the National Association of Securiies Dealers, and other governmental or regulatory organizations, and the like.

     3. Agreement to Serve as Incorporator. By execution of this Agreement, David M. Bovi hereby agrees to serve as incorporator of the Company and to provide services in conjunction with its incorporation and in conjuction with the preparation of all necessary organizational documents, including, but not limited to, articles of incorporation, bylaws, subscription agreements, organizational meeting minutes, and the like.


     4. Agreement to Serve as Officers and Directors. By execution of this Agreement, David M. Bovi and William R. Colucci hereby agree to serve as officers and directors of the Company following its incorporation, and in that capacity, to assume responsibility for implementation of the Company's business plan.

    5. Cash Consideration. The undersigned each agree to purchase and subscribe for the number of shares of the Company at the price set opposite their name below, and to deliver to the Company the purchase price for such shares prior to April 30, 1999.

                                Number of         Price per       Total
 Name                           Shares            Share           Purchase Price


David M. Bovi                 255,000 shares    $0.00196          $500.00
William R. Colucci            255,000 shares    $0.00196          $500.00

                          Total 510,000 shares                   $1,000.00

     6. Service Consideration. As consideration for the services described herein, upon formation of the Company, the undersigned shall cause the Company to issue and deliver to each of the parties hereto, and each of the parties hereto hereby agrees to accept the following as full consideration for the services rendered:

                               Description of
 Name                          Securities                       Value

 David M. Bovi                 145,000 shares (1)             $284.20
 William R. Colucci             45,000 shares (2)             $ 88.20

                         Total    190,000 shares              $ 372.40

________________________
(1)     45,000 which are offered pursuant to Rule 701.
(2)     All of which are offered pursuant to Rule 701.

The agreed upon fair market value of the shares for purposes of this Agreement is $0.00196 per share. Accordingly, upon issuance such shares shall be valued on the books of the Company at $0.00196 per share.


     7. Exemption from Registion. The parties hereto intend and agree that this Agreement shall serve as a written compensation contract which, upon formation of the Company, satisfies the requirements of Rule 701 shall be applicable to the issuance of all such eligible shares described in Section 6 above up to the maximum amount of shares which may be offered and sold in reliance on Rule 701, and all such other securites issued pursuant to Section 5 and 6 of this Agreement, shall be exempt from registration in reliance on Sections 3(a)(11) and 4(2) of the Act.


     8. Representations and Acknowledgments. The parties hereto make the following representations and acknowledgements:

            (a) The shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any State Blue
                    Sky or securities laws and only the Company can register such securities under the Act or under applicable State
                    Blue Sky or securities laws.

            (b) Upon issuance, the shares shall constitute "restricted "securities" as that term is defined in Rule 144 under the Act.

            (c) Following issuance, the shares may not be sold or transferred for value without registration under the Securities Act of 1933, as amended, or under applicable state blue sky or securities law, or in the absence of an opinion of counsel acceptable to the Company that such registration is not required under such Act or Acts.

            (d) Following the Company's formation and the issuance of the shares, the Company may, from time to time, make stop transfer notations in the Company's records to assure compliance with the Act and any applicable state blue sky or securities laws.

            (e) In accordance with the foregoing restrictions, the parties agree that a legend sustantially to the effect of the following may be placed upon all certificates representing the shares:

                   "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
                    UNDER THE SECURITIES ACT OF 1933 OR UNDER OTHER
                    SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHICATED UNLESS (i) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACT, OR (ii) THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION
                    IS NOT REQUIRED UNDER ANY OF SUCH ACTS."

           (f) Upon issuance, the parties hereto are acquiring the shares solely for their own account and not on behalf of any other person.

           (g) Upon issuance, the parties hereto are acquiring the shares for investment purposes and not with the present intent of reselling or otherwise distributing the shares.

           (h) By execution of this Agreement, the parties hereto agree to execute and deliver to the Company, following its formation, any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the shares.

     9. Assignment. None of the parties hereto, or their heirs, executors, representatives or assigns shall sell, assign, create a security interest in, pledge, or otherwise transfer or encumber the shares to be issured hereunder without the express prior written consent of each of the other parties hereto.

    10. Florida Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

    11. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon the parties, and their respective heirs, executors, representatives and permitted assigns.

    12. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between the parties.

    IN WITNESS WHEREOF, this Pre-incorporation Subscription Agreement regarding BF Acquisition Group IV, Inc., has been executed as of the day and year first above written.


/s/ David M. Bovi
David M. Bovi


/s/ William R. Colucci
William R. Colucci

                           SUBLEASE OF BUSINESS SPACE

     THIS SUBLEASE is entered into this 1st day of May, 1999, by and between David M. Bovi, P.A., a Florida professional corporation (the "Sublessor") whose principal address is 319 Clematis Street, Suite 812, West Palm Beach, Florida, 33401 and BF Acquisition Group IV, Inc., a Florida corporation (the "Sublessee") whose principal address is 319 Clematis Street, Suite 812, West Palm Beach, Florida, 33401.

     WHEREAS, on March 31, 1999, Sublessor as lessee, entered into a lease (the "Master Lease") with Comeau Limited Partnership ("Master Lessor"), with respect to the Property located at 319 Clematis Street, Suite 812, West Palm Beach, Florida, 33401 (the "Property").

     WHEREAS Sublessor has the right to sublease portions of the Property and desires to Sublease the portion of Property described in Section II herein (the "Premises") to Sublessee:

     NOW, THEREFORE, in consideration of the Promises set forth herein, it is hereby agreed by and between the parties hereto as follows:

                                 Section I
                              Demise and Use

     Sublessor leases to Sublessee and Sublessee leases from Sublessor, the Premises, for any lawful use.

                                Section II
                          Description of Space

     The Premises consists of an aggregate of 1,206 square feet which consists of all common areas, offices, reception area, conference room, and library located within the Property.

                               Section III
                                  Rent

     Sublessee agrees to pay Sublessor as rent for the Premises $150.00 per month, payable on the first day of each calendar month of the term of this Sublease. Sublessor and Sublessee agree that such rental payments represent below fair market value for the Premises.

                               Section IV
                            Term of Sublease

     Sublessor does hereby sublease the Premises to Sublessee on a month-to-month basis commencing on May 1, 1999.

                               Section V
                    Address For Payments and Notices

     Rent payments and notices to Sublessor shall be mailed or delivered to the address set forth on the first page of this Sublease, unless Sublessor advises Sublessee differently in writing.

                              Section VI
                           Entire Agreement

     This Sublease sets forth all the promises, agreements, conditions, and understandings between Sublessor and Sublessee relative to the Property and Premises. There are no other promises, agreements, conditions, or understandings, either oral or written, between them. No subsequent alteration, amendment, change, or addition to this Sublease will be binding on Sublessor or Sublessee unless in writing and signed by them and made a part of this Sublease by direct reference.

                             Section VII
                      Representatives Bound Hereby

     The terms of this Sublease will be binding on the respective successors, representatives, and assigns of the parties hereto.

     IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the date first written above.


WITNESSES:
                                                DAVID M. BOVI, P.A.
                                                SUBLESSOR

                                                By: /s/ David M. Bovi
                                                David M. Bovi, President
_________________________


                                                BF ACQUISITION GROUP IV, INC.,
_________________________                       SUBLEASEE


                                                By: /s/ William R. Colucci